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                                 LEASE AGREEMENT

This LEASE AGREEMENT, made as of this 14th day of April, 1999, between Ryan Companies US, Inc., a Minnesota corporation ("Landlord"), and D56, Inc., a Minnesota corporation ("Tenant");

                                WITNESSETH, THAT

1.1 PREMISES: Landlord, subject to the terms and conditions hereof, hereby leases to Tenant, its successors and assigns, certain premises ("Premises") consisting of the building to be built at Wilfred Lane North and Commerce Boulevard, Rogers, Minnesota ("Building"), the land underlying and contiguous thereto together with any appurtenant easements and all improvements thereon. The legal description of the land is attached hereto as Exhibit A. A schematic depiction of the Project is attached hereto as Exhibit
B. The Premises are subject to certain easements, restrictions, reservations and encumbrances as set forth on Exhibit A (the "PERMITTED EXCEPTIONS").

Landlord represents that it is the fee simple owner of the Premises subject only to the Permitted Exceptions, and that it will not subject the Premises to new or additional Permitted Exceptions without the written consent of Tenant.

1.2 OPTION TO EXPAND INTO ADDITIONAL SPACE: Tenant may from time to time elect to expand the Building (such expansion referred to as the "Expansion Space"). Tenant's election shall be exercised by written notice to Landlord specifying the approximate size, location and general design requirements of the proposed expansion, delivered no less than one (1) year prior to the date on which Tenant desires to occupy the Expansion Space (the "Election Notice"). The area designated Expansion on Exhibit B depicts the maximum anticipated expansion of the Building.

            (a) Within thirty (30) days of receipt of the Election Notice, Landlord and Tenant will meet two (2) times to discuss and attempt to agree upon schematic plans and specifications for the Expansion Space (the "SCHEMATICS"). Following the written approval of the Schematics by Landlord and Tenant, Landlord will proceed with the preparation of the "EXPANSION SPACE OUTLINE PLANS AND SPECIFICATIONS" which will be developed from the Schematics. The Expansion Space Outline Plans and Specifications will be submitted to Tenant for its approval within thirty (30) days of said approval of the Schematics and will contain similar detail as are contained in the Outline Plans and Specifications attached hereto as Exhibit D.

            Within twenty (20) days following receipt of the Expansion Space Outline Plans and Specifications, Tenant will either approve the same or request such changes as it deems appropriate, which changes will then be incorporated into the Expansion Space Outline Plans and Specifications by Landlord. Landlord and Tenant will use reasonable efforts to agree upon the Expansion Space Outline Plans and Specifications within sixty (60) days of their approval of the Schematics. During the development of the Expansion Space Outline Plans and Specifications, Landlord will make application for all required governmental approvals for the Expansion Space, (the "EXPANSION SPACE PERMITS") and will diligently pursue the issuance of the Expansion Space Permits. Landlord shall prepare the Schematics, the Expansion Space Outline Plans and Specifications and the

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Expansion Space Final Plans and Specifications (as defined below) at
Landlord's initial cost, but to be included in the Expansion Space Total Project Cost.

            (b) Upon the approval of the Expansion Space Outline Plans and Specifications, Landlord will inform Tenant of the proposed increase in Base Rent attributable to the Expansion Space (the "EXPANSION SPACE BASE Rent") and the Landlord's "EXPANSION SPACE TOTAL PROJECT COST", which shall include all costs in the categories identified on Exhibit "C", but not including any land costs. To determine the Expansion Space Total Project Cost, Landlord or Landlord's designated general contractor shall solicit bids from no less than two (2) financially responsible subcontractors in each of the major subcontract categories, including, by way of example, earthwork concrete, steel, steel erection, roofing, mechanical and electrical. The Expansion Space Base Rent, beginning on the date of Substantial Completion of the Expansion Space and continuing for five (5) years thereafter, shall be equal to the Expansion Space Total Project Cost, (minus any savings) plus an amount equal to six percent (6%) of the "EXPANSION SPACE ACTUAL CONSTRUCTION COSTS" which shall be calculated in the same manner as Actual Construction Costs are calculated pursuant to Exhibit C but only with respect to the Expansion Space, and which shall be reduced by the amount of any savings, multiplied by a commercially reasonable mortgage constant plus fifty (50) basis points. For purposes of the Expansion Space, the term "Substantial Completion" will have the same meaning as set forth in Exhibit C. Landlord and Tenant shall cooperatively make a reasonable effort to secure commercially reasonable financing containing terms no less favorable to Landlord as borrower than (i) a twenty (20) year amortization schedule, (ii) an eighty percent (80%) loan to value ratio and (iii) a mortgage constant no greater than eleven and one-half percent (11.5%). Tenant shall not be obligated for the payment of Expansion Space Base Rent, or other charges with respect to the Expansion Space until the Expansion Space has been Substantially Completed.
At the same time Landlord informs Tenant of the Expansion Space Base Rent and the Expansion Space Total Project Cost, Landlord shall also advise Tenant whether, in Landlord's reasonable judgment, the Expansion Space can be Substantially Completed on or before the date which is five (5) full calendar years prior to the expiration of the Term, as it may have been previously extended and, if not, Landlord will advise Tenant when the Landlord estimates that the Expansion Space will be Substantially Completed.

            (c) If Tenant is dissatisfied with the Expansion Space Total Project Costs and/or the Expansion Space Base Rent, it may retract its Election Notice.

            (d) If Tenant elects to proceed to have Landlord construct the Expansion Space, as specified above, then Landlord and Tenant shall enter into an amendment to this Lease (the "EXPANSION AMENDMENT") in form and content reasonably acceptable to Landlord and Tenant, which will be prepared by Landlord and which will provide as follows:

                  (i)     a summary of the Expansion Space Base Rent; and

                  (ii) if, pursuant to the Landlord's completion estimate, as specified in Section 1.2(b) above, the Expansion Space cannot be Substantially Completed on or before a date which is five (5) full calendar years prior to the expiration of the Term, as it may have been previously extended, an extension of the then current Term so that the Term shall expire on the last day of the

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month which is five (5) years from the date of Substantial Completion of the
Expansion Space (the "EXPANSION EXTENSION").

            The Expansion Extension shall be in lieu of any portion of the Term which would have existed upon the date of Substantial Completion of the Expansion Space; provided, however, the exercise of the Expansion Extension shall not eliminate any unexercised Extended Terms. The extension of the Term or any Extended Term due to an Expansion Extension will not adjust the rent schedule for any space not subject to the Expansion Extension then being exercised, and the Base Rent for any such space will adjust at the same time it would have absent such expansion (as though options to extend had been exercised). In the event that there would not be at least two (2) three (3) year Extended Terms remaining following the Expansion Extension, the Expansion Amendment shall also include the addition of a sufficient number of Extended Terms to provide for at least two (2) three (3) year Extended Terms following the Expansion Extension.

            (e) Upon the execution by Landlord and Tenant of the Expansion Amendment, Landlord shall immediately commence the preparation of the "EXPANSION SPACE FINAL PLANS AND SPECIFICATIONS" to be consistent with the approved Expansion Space Outline Plans and Specifications, to satisfy any physical requirements of the site. Landlord shall submit the Expansion Space Final Plans and Specifications to Tenant for review and approval. Landlord shall construct the Expansion Space in a good and workmanlike manner, consistently with the best practices of the industry in accordance with the Expansion Space Final Plans and Specifications and Landlord agrees to complete the construction thereof in accordance with all applicable legal requirements.

            (f) Upon execution of the Expansion Amendment and approval of the Expansion Space Final Plans and Specifications, Landlord shall, subject to Excused Delay, (as such term is defined in Section 3.7 of Exhibit C attached hereto) diligently proceed with the construction of the Expansion Space and complete the same and deliver possession thereof to Tenant within a reasonable time thereafter. Landlord will give Tenant written notice of any such Excused Delay specifying the nature and the period of such Excused Delay within fifteen (15) days after the occurrence thereof. The time of completion of said construction shall be extended for the additional time caused by such Excused Delay.

            (g) During the period of construction of the Expansion Space, Tenant or its designated agent or agents shall have the right of inspection and Landlord shall cooperate with Tenant or its designated agent or agents with respect to any such inspection and facilitate the same as long as such inspection does not interfere with the work of Landlord in completing the Expansion Space.

            (h) At least five (5) days prior to Substantial Completion of the Expansion Space, Landlord and Tenant will agree upon a list of all Punchlist Items (as such term is defined in Section 3.9 of Exhibit C attached hereto) not completed in accordance with the Expansion Space Final Plans and Specifications, and Landlord shall forthwith complete said Punchlist Items. The acceptance of possession of the Expansion Space by Tenant shall be deemed conclusively to establish that the Expansion Space has been Substantially Completed, subject to any Punchlist Items; provided, however, that Tenant may supplement the Punchlist Items by identifying Punchlist Items which Tenant establishes were deficiencies in the Expansion Space as of the date of Substantial Completion, so long as such supplemental Punchlist Items are identified for Landlord within one hundred twenty (120) days following Substantial Completion.

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            (i) Landlord guarantees the Expansion Space and such other items as are covered by the Expansion Space Final Plans and Specifications against defective workmanship and/or defective materials for a period of two (2) years from the date of Substantial Completion of the Expansion Space. Landlord does further agree, at its sole cost and expense to repair or replace any defective item occasioned by defective workmanship and/or defective materials during said two (2) year period.

            From and after the expiration of the two (2) year guaranty of Landlord against defective workmanship and materials, Landlord agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any excess warranties or guaranties of workmanship or materials given by subcontractors or materialmen that guarantee or warrant against defective workmanship or materials for a period of time in excess of the two
(2) year period described above and to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any service contracts that provide service, repair or maintenance to any of the Expansion Space for a period of time in excess of such two (2) year period. Upon expiration of the two (2) year guaranty of Landlord, Landlord will assign to Tenant any then unexpired warranties which Landlord received from any subcontractors performing work with respect to the Expansion Space.

            (j) Notwithstanding the foregoing, in the event the sum of the mortgage constant plus fifty (50) basis points is greater than twelve percent (12%), and Landlord does not elect, at its option, to offer Tenant an Expansion Space Base Rent constant no greater than twelve percent (12%), then Tenant shall have the option to purchase the Premises. If Tenant exercises such option to purchase the Premises, Landlord shall sell the Premises to Tenant and Tenant shall purchase the Premises from Landlord pursuant to the terms and conditions contained in Section 1.3 hereof except that the closing date shall be postponed pending the determination of Fair Market Value to the extent necessary, and except that the purchase price shall be the greater of
(i) the sum of (a) the Total Project Cost plus (b) the Expansion Space Total Project Cost for any previous expansions plus (c) the sum of $150,000.00 or
(ii) the Fair Market Value of the Premises as of the date of Tenant's exercise of this option reduced by the sum of (a) the Rent Credit Amount (as defined in Section 13.3 of this Lease) not yet realized by Tenant in the form of a cash payment or as an offset against Base Rent or Additional Rent plus
(b) the amount of any accrued Offsets (as defined in Section 3.2 herein, other than those included in (a) above). Tenant's option to purchase under the terms of this Section 1.2(j) shall expire ninety (90) days following written notice from Landlord as to the Expansion Space Base Rent and the Expansion Space Total Project Cost.

            The "Fair Market Value" is defined as the cash price which would be obtained for the Premises, subject to this Lease, in an arm's length transaction between a willing buyer and a willing seller under no compulsion to do so. If the parties have not agreed in writing upon the Fair Market Value within thirty (30) days of Tenant's exercise of its option to purchase, (the "APPRAISAL PERIOD"), Fair Market Value shall be determined by the appraisal process described below.

            Within fifteen (15) days after the expiration of the Appraisal Period, the parties shall either (1) jointly appoint an appraiser for this purpose or (2) failing this joint action, separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless he or she has at least five (5) years experience in appraising major commercial property in the Minneapolis - St. Paul Metropolitan area and is a member of a recognized society of real estate

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appraisers. If, within thirty (30) days after their appointment, the two appraisers reach agreement on the Fair Market Value, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the question presented within thirty (30) days after their appointment, then the appraisers thus appointed shall, within fifteen (15) days thereafter appoint a third disinterested appraiser having like qualifications. Within ten (10) days after the appointment of the third appraiser, the two appraisers appointed by the parties shall each submit to the third appraiser and to the parties their independent appraisal of the Fair Market Value of the Premises for the purchase in question. Within thirty
(30) days after receipt of the two independent appraisals, the third appraiser shall select one of the two appraisals submitted by the two appraisers appointed by the parties as the appraisal closest to the Fair Market Value of the Premises. The appraisal of the Fair Market Value so selected by the third appraiser shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser within the fifteen (15) day period referenced above, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party may request such appointment by the American Arbitration Association, or on its failure, refusal or inability to act, may apply for such appointment to the presiding judge of the District Court of Hennepin County, Minnesota.

         Notwithstanding anything contained herein to the contrary, in the event Tenant is dissatisfied with the determined Fair Market Value, Tenant shall have the right, upon written notice to Landlord, to rescind its notice of its option to purchase the Premises which notice must be given, if at all, within thirty (30) days of the date Tenant is notified in writing of the Fair Market Value. In the event Tenant elects to rescind its notice, Tenant shall promptly reimburse Landlord for the fees and expenses incurred by Landlord for Landlord's appraiser and Landlord's share of the third appraiser.

1.3 INITIAL OPTION TO PURCHASE: Tenant shall have the further option to purchase the Premises (i) on the date of Substantial Completion (the "FIRST OPTION") and (ii) on the last day of the twenty fourth (24th) full month of the Initial Term (the "SECOND OPTION") (the "Purchase Date"), provided that as of the Purchase Date no event of default shall have occurred and be continuing beyond any applicable notice and cure period provided for under Section 17 herein. Tenant shall exercise its option to purchase by giving written notice thereof to Landlord not later than forty five (45) days prior to the Purchase Date, time being of the essence. If Tenant exercises the First Option, the price to be paid by Tenant shall be the "Final Total Project Cost" as defined in Exhibit "C", reduced by the sum of (a) the Rent Credit Amount (as defined in Section 13.3 of this Lease) not yet realized by Tenant in the form of a cash payment or as an offset against Base Rent or Additional Rent, plus (b) the amount of any accrued Offsets (other than those included in (a) above). If Tenant exercises the Second Option, the price to be paid by Tenant shall be the Final Total Project Cost plus $300,000.00, reduced by the sum of (a) the Available Gross Rent Credit (as defined in Section 13.1) of this Lease not yet realized by Tenant in the form of a cash payment or as an offset against Base Rent or Additional Rent, plus (b) the amount of any accrued Offsets (other than those included in (a) above). On the Purchase Date, Tenant shall pay the applicable purchase price to Landlord and Landlord shall execute and deliver to Tenant a Limited Warranty Deed, with State Deed Tax paid thereon, conveying fee title to the Premises to Tenant, it being understood that

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the title to the Premises will be free and clear of any Mortgage and shall be subject only to the following encumbrances:

                  (i)   the Permitted Exceptions;

                  (ii) any encumbrances resulting from Tenant's failure to keep or perform its obligations under this Lease;

                  (iii) any encumbrances created by Tenant or anyone claiming under Tenant;

                  (iv) any encumbrances or takings resulting from a proceeding in eminent domain or threat thereof;

                  (v) any non-monetary encumbrances consented to in writing by Tenant; and

                  (vi) unpaid taxes and special assessments which are the obligation of Tenant to pay pursuant to this Lease.

            Within ten (10) days after Tenant exercises its option to purchase, Landlord shall furnish to Tenant a commitment for an ALTA Owner's Title Insurance Policy covering title to the Premises, with extended coverage in the amount of the purchase price, reasonably acceptable to Tenant, showing title to the Premises in Landlord and subject only to the exceptions described above. Landlord shall simultaneously furnish an as-built survey of the Premises and Landlord shall pay all costs of the preparation and issuance of such survey and commitment and any policy issued in connection therewith. Tenant shall be allowed twenty (20) days after receipt thereof for examination of title and notifying Landlord in writing of any objections thereto. If any objection to title is not made and Landlord notified as herein provided, such objection shall be deemed waived. If objections to title are made and Landlord is notified thereof as herein provided, Landlord shall have until the Purchase Date to cure such objections and Landlord shall use its best efforts to cure any such objections. If such objections are not cured prior to the Purchase Date, Tenant may at its option (i) elect not to purchase the Premises, in which event this Lease shall remain in full force and effect, or (ii) close the purchase in the same manner as if there had been no title objections, in which event the purchase shall be closed on the Purchase Date and Landlord shall convey title to the Premises subject to the matters as to which objections were made but Tenant shall not be deemed to have waived any rights to damages hereunder, or (iii) attempt to cause such encumbrances to be removed. However, if Tenant elects alternative (iii) above, closing shall be postponed until the encumbrances in question are removed and, if Tenant is unable within a further period of sixty (60) days to cause such encumbrances to be removed, Tenant may then elect either alternative (i) or (ii) above. No such postponement shall alter the purchase price. All costs and expenses incurred by Tenant in causing or attempting to cause such encumbrances to be removed, including reasonable attorneys' fees, shall be payable by Landlord. Objections which can be remedied by the payment of money shall be paid from Landlord's proceeds at the closing. In the event Landlord defaults in its obligations hereunder, Tenant shall have the right to seek specific performance.

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            If, subsequent to the exercise of Tenant's election to purchase, but prior to the closing of the subject purchase, any proceedings in condemnation or eminent domain are commenced, Tenant may elect to rescind its purchase election by giving written notice to Landlord of such intent within thirty (30) days following the commencement of such proceedings.

            At closing, Landlord shall deliver to Tenant the following:

                  (a) Originals or copies of all governmental permits obtained in connection with the construction of Landlord's Work;

                  (b) A certificate executed by Landlord that the Landlord's Work has been constructed to date in substantial compliance with the applicable Final Plans and Specifications as amended by agreement by the parties;

                  (c) A limited warranty bill of sale and assignment of all personal property owned by Landlord which is located on the Premises at the time of closing; and

                  (d) Such additional documents or instruments in form reasonably acceptable to Tenant which are necessary to convey to Tenant all of Landlord's right, title and interest in and to the Premises and any personal property located thereon or appurtenant thereto.

         The Purchase Price shall not be reduced by reason of damages or destruction by fire or other causes. Landlord shall, however, deliver to Tenant at closing, all of Landlord's right, title and interest in any property insurance proceeds arising out of such damage or destruction to the Premises.

1.4 RIGHT OF FIRST OFFER: If during the term hereof, Landlord elects to offer the Premises for sale, it shall notify Tenant thereof. Tenant shall have seven (7) business days thereafter in which to notify Landlord of its interest to purchase the Premises, time being of the essence. If Tenant so notifies Landlord of its interest to purchase the Premises, then the purchase price shall be determined in accordance with the appraisal process described in Section 1.2 hereof.

         Landlord shall, within fifteen (15) days of the date Landlord is notified in writing of the Fair Market Value, notify Tenant in writing of the price for which it is willing to sell the Premises (the "OFFER PRICE"). Tenant shall have thirty (30) days thereafter in which to notify Landlord of its agreement to purchase the Premises for the Offer Price, time being of the essence. If Tenant so notifies Landlord of its agreement to purchase the Premises, then Landlord shall sell the Premises to Tenant and Tenant shall purchase the Premises from Landlord pursuant to the terms and conditions contained in Section 1.3 hereof, except that (a) the purchase price shall be the Offer Price reduced by the sum of (i) the Rent Credit Amount (as defined in Section 13.3 of this Lease) not yet realized by Tenant in the form of a cash payment or as an offset against Base Rent or Additional Rent, plus (ii) the amount of any accrued offsets (other than those included in (i) above, and (b) the Purchase Date shall be the date which is ninety (90) days subsequent to the date of Tenant's notice to Landlord (or, if such date is not a Business Day, the next Business Day thereafter). The Premises shall be conveyed to Tenant pursuant to this Section 1.4 free from any mortgage and free from all

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title matters other than Permitted Exceptions. If Tenant does not so notify
Landlord of its agreement to purchase the Premises for the Offer Price within such thirty (30) day period, then Landlord may at any time within one (1) year after the date of Tenant's notice to Landlord agree to sell the Premises to a third party (and thereafter close such sale), subject to this Lease, for a sale price which is not less than one hundred percent (100%) of the Offer Price. In the event of such a sale of the Premises to a third party, all of the Tenant's right to purchase the Premises under this Section 1.4 shall terminate and Tenant shall have no further purchase rights under this Section
1.4. If Landlord does not sell the Premises to a third party for one hundred percent (100%) of the Offer Price within such twelve (12) month period, Tenant's First Offer Rights, as herein set forth, will be reinstated.

         Notwithstanding the provisions of this Section, in the event that Landlord offers to sell the Premises or any part thereof to a Permitted Affiliate (as defined herein), then such offer to sell shall not be subject to Tenant's right of first offer as set forth in this Section. Any transfer of title to the Premises or any part thereof pursuant to the foregoing provisions of this Section shall not cause Tenant's right of first offer under this Section to terminate, and the right of first offer set forth in this Section shall remain in full force and effect with respect to the Premises following any such transfer. As used above, the term "PERMITTED AFFILIATE" means (i) any entity controlling, controlled by or under common control with Landlord; (ii) any (a) officer or director of or (b) member, partner, shareholder or other equity holder, in either such event with an entity interest of ten percent (10%) or more in any of the foregoing entities or (iii) any combination of (i) and (ii).

1.5 OPTION TO TERMINATE PRIOR TO EXPANSION: Provided that the Building has not been expanded by a total amount exceeding 50,000 square feet, pursuant to Section 1.2, Tenant shall have the option to terminate this Lease effective as of either the last day of the seventy fifth (75th) full calendar month of the Term or the last day of the ninety ninth (99th) full calendar month of the Term, at Tenant's option. Tenant shall exercise its option by giving written notice thereof to Landlord not later than ten calendar months prior to the elected termination date. No later than five (5) calendar months prior to the elected termination date, Tenant shall pay to Landlord a sum equal to (i) nine (9) months Base Rent if the elected termination date is the last day of the seventy fifth (75th) full calendar month of the Term or (ii) seven (7) months Base Rent if the elected termination date is the last day of the ninety ninth (99th) full calendar month of the Term. Time is of the essence. If Tenant fails to timely exercise its right hereunder, or fails to deliver in a timely manner the sum due, Tenant's notice shall have no force or effect.

1.6      OPTION TO TERMINATE FOLLOWING EXPANSION:

         A. In the event the Building is expanded by a total amount exceeding 50,000 square feet pursuant to Section 1.2, and Substantial Completion of such expansion(s) occurs between the last day of the fifteenth (15th) full calendar month of the Term and the last day of twenty seventh (27th) full calendar month of the Term, Tenant shall have the option to terminate this Lease as of the last day of the eighty seventh (87th) full calendar month of the Term. Tenant shall exercise its option by giving written notice thereof to Landlord not later than ten (10) full calendar months prior to the elected termination date. No later than five (5) full calendar months prior to the elected termination date, Tenant shall pay to Landlord a sum equal to nine (9) months Base Rent.

         B. In the event the Building is expanded by a total amount exceeding 50,000 square feet pursuant to Section 1.2, and Substantial Completion of such expansion(s) occurs between the

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last day of the thirty ninth (39th) full calendar month of the Term and the last day of fifty first (51st) full calendar month of the Term, Tenant shall have the option to terminate this Lease as of the last day of the one hundred eleventh (111th) full calendar month of the Term. Tenant shall exercise its option by giving written notice thereof to Landlord not later than ten (10) full calendar months prior to the elected termination date. No later than five (5) full calendar months prior to the elected termination date, Tenant shall pay to Landlord a sum equal to seven (7) months Base Rent.

         Simultaneously with Tenant's written notice to Landlord of any termination right under Section 1.5 or Section 1.6, Tenant shall submit a Lease termination agreement (the "TERMINATION AGREEMENT") which shall memorialize the fact that the Lease shall be terminated from and after the effective date of termination selected by Tenant, and that neither Landlord or Tenant shall have any further obligations under the Lease except for any that accrue prior to such effective termination date, and containing any further provisions reasonably requested by Landlord or Tenant. Landlord shall promptly execute the Termination Agreement and return the same to Tenant. Tenant shall have no obligation to pay any termination "fee" referenced herein until Tenant has received the executed Termination Agreement.

         If Tenant fails to timely exercise its right hereunder, or fails to deliver in a timely manner the sum due, Tenant's notice shall have no force or effect.

2.1 TERM: The initial term of this Lease (the "INITIAL TERM") shall commence on the date of "Substantial Completion" (as defined in Section 3.8 of Exhibit C) of the Landlord's Work (including, for this purpose, the Fire Protection associated with coverage in and under the Mezzanines, the mechanical ventilation related to the Mezzanines and the electrical lighting systems and any basic electrical requirements (convenience power) in and under the Mezzanine) (collectively, the "MEZZANINE MECHANICALS"), and shall end on the last day of the one hundred twenty third (123rd) full calendar month after the date of Substantial Completion. The date of Substantial Completion of the Landlord's Work and the Mezzanine Mechanicals is sometimes referred to as the Commencement Date. The Commencement Date may not occur prior to November 1, 1999.

2.2. OPTION TO EXTEND: Tenant shall have the option to extend the Term of this Lease with respect to the entire Premises for five (5) additional terms of three (3) years each, (collectively, the "Extended Terms", and individually, an "Extended Term"). Each Extended Term shall be upon the same terms as provided in this Lease for the Term, except for the Base Rent which shall be as set forth in Exhibit C for each Extended Term. Tenant shall exercise its option by giving written notice of such exercise to Landlord, not less than nine (9) months prior to the end of the Term, or the then current Extended Term, as the case may be. Should Tenant fail to exercise any option to extend the term of this Lease within the time provided in this Section, all of Tenant's rights to further extend the term hereof shall expire.

3.1 MONTHLY BASE RENT: Tenant agrees to pay to Landlord during the Term a monthly Base Rent ("Base Rent") as specified on Exhibit C hereto payable on the first day of each month in advance, without deduction or setoff of any kind, except as specifically authorized herein, to Landlord and delivered to Landlord's managing agent , Ryan Properties, Inc., 700 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402, or at such other place as may from time to time be designated by Landlord. Notwithstanding the foregoing, Tenant shall not be liable to Landlord for the payment of any Base Rent, Additional Rent or other sums due hereunder until the Landlord's Work and the Mezzanine Mechanicals are Substantially Complete.

3.2 OFFSETS: Notwithstanding anything herein to the contrary, Tenant may offset the following sums against Tenant's obligation to pay Base Rent (but not Additional Rent):

         (i)      If Tenant demands a "Rent Credit Amount" (as defined in
                  Section 13.3 hereof), said Rent Credit Amount may be offset against Base Rent payable commencing on the Commencement Date;

         (ii) If Tenant exercises its right of self help under Section 7 of this Lease, any amount spent by Tenant pursuant to that
                  Section 7 may be offset against Base Rent payable commencing on the Commencement Date; and

         (iii)    Any Landlord Payments not received by Tenant as required by
                  Section 4.2 hereof may be offset against Base Rent payable commencing on the Commencement Date.

4.1.     USE:  Tenant may use the Premises for any lawful business use.

4.2      LANDLORD PAYMENTS:  Subject to the conditions that:

         (i) Within sixty (60) days after the initial occupancy of the Building by Tenant, there are (and will be for the succeeding 12 month period) at least sixty (60) full time employees employed at the Premises, and Tenant furnishes Landlord with reasonably satisfactory evidence thereof; and

         (ii) Within twelve (12) months after the commencement of the Initial Term hereof, Tenant has created (and will maintain for a period of at least 12 months) at least two (2) new permanent full-time employment positions in the State of Minnesota (as opposed to transfers of positions already existing in the State) in addition to those existing on the date hereof, at a wage at least equal to $9.00 per hour, and Tenant furnishes Landlord with reasonably satisfactory evidence thereof; and

         (iii)    Tenant is not in default hereunder,

         then Landlord shall pay the following amounts (the "Landlord Payments") to Tenant at the following times:

         (a)                At such time as the conditions contained in (i) and
                           (ii) hereof have been satisfied, an amount equal to the then present value (determined using a discount rate of 10.07% per annum) of the following stream of payments:

                            AMOUNT                            DATE
                            ------                            ----

                           $32,225                   August 1, 2001
                           $32,225                   February 1, 2002
                           $32,225                   August 1, 2002

                                      10

                           $32,225                   February 1, 2003
                           $32,225                   August 1, 2003
                           $32,225                   February 1, 2004
                           $32,225                   August 1, 2004
                           $32,225                   February 1, 2005
                           $32,225                   August 1, 2005
                           $32,225                   February 1, 2006

                  (b)(i) At such time as Tenant no longer has the right to terminate this Lease as of the last day of the 75th calendar month, pursuant to either Section 1.5 or Section 1.6 hereof, an amount equal to the then present value (determined using a discount rate of 10.07% per annum) of the following stream of payments:

                            AMOUNT                            DATE
                            ------                            ----

                           $32,225                   August 1, 2006
                           $32,225                   February 1, 2007

                  (b)(ii) At such time as Tenant no longer has the right to terminate this Lease as of the last day of the 87h calendar month, pursuant to either Section 1.5 or Section 1.6 hereof, an amount equal to the then present value (determined using a discount rate of 10.07% per annum) of the following stream of payments:

                           $32,225                   August 1, 2007
                           $32,225                   February 1, 2008

                  (b)(iii) At such time as Tenant no longer has the right to terminate this Lease as of the last day of the 99th calendar month, pursuant to either Section 1.5 or Section 1.6 hereof, an amount equal to the then present value (determined using a discount rate of 10.07% per annum) of the following stream of payments:

                           $32,225                   August 1, 2008
                           $32,225                   February 1, 2009

                  (b)(iv) At such time as Tenant no longer has the right to terminate this Lease as of the last day of the 111th calendar month, pursuant to either Section 1.5 or Section 1.6 hereof, an amount equal to the then present value (determined using a discount rate of 10.07% per annum) of the following stream of payments:

                           $32,225                   August 1, 2009
                           $32,225                   February 1, 2010

                  (c) If Tenant exercises an option to terminate this Lease pursuant to Section 1.5 or Section 1.6 hereof, then at the expiration of the term, the total of the payments set forth in (b) above for the dates prior to the expiration date, plus interest thereon at the rate of 10.07% per annum.

                  (d) At such time as Tenant purchases the Premises from Landlord pursuant to Section 1.3 or Section 1.4 hereof, an amount equal to the then present value (determined using a discount rate of 10.07% per annum) of any payments not yet due, but to be made pursuant to (a) and (b) hereof.

5. OPERATING COSTS: Tenant shall, for the entire Term, pay to Landlord as an item of additional rent, without any setoff or deduction therefrom, except as expressly provided in this Lease, all costs ("Operating Costs") which Landlord may incur in maintaining and operating the Premises during each calendar year of the Term. "OPERATING COSTS" are defined to include all reasonable expenses and costs (but not specific costs which are separately billed to and paid by Tenant) which the Landlord shall pay or become obligated to pay because of or in connection with the operation and maintenance of the Premises, including but not limited to all real estate taxes and annual installments of special assessments due and payable in such calendar year with respect to the Premises; costs of any contest of such taxes, including reasonable attorney's fees; management fees, insurance premiums, utility costs, security costs, costs of wages, maintenance costs (relating to the Premises including sidewalks, landscaping and parking or service areas, common areas, service contracts, equipment and supplies) which for federal tax purposes may be expensed rather than capitalized, all in accordance with Generally Accepted Accounting Principles ("GAAP"), consistently applied but exclusive of legal fees, leasing commissions, depreciation, costs of leasehold improvements and all costs of a capital nature except as provided in the next sentence and payments of principal and interest on any mortgages, deeds of trusts, or other security devices covering the Premises. Operating Costs shall also include the yearly amortization of capital costs (amortized over the useful life of the improvement as reasonably determined by Landlord in accordance with GAAP) incurred by the Landlord for improvements to the Premises required to comply with any change (after the Commencement Date) in the laws, rules or regulations of any governmental authority having jurisdiction, or, for purposes of reducing Operating Costs, which costs shall be amortized over the useful life of such improvements as reasonably estimated by the Landlord in accordance with GAAP, but in no event shall the annual amortization be in excess of the savings.

         Notwithstanding anything contained in this Lease to the contrary, the following shall apply with respect to real estate taxes and assessments:

         A. Provided Tenant pays when due the taxes and assessments specified above, Landlord agrees that it shall pay all taxes and installments of special assessments on or prior to the date the same are due to the taxing authority and shall provide Tenant with evidence of payment thereof upon request of Tenant. Tenant shall have no obligation to pay or reimburse Landlord for any penalties imposed for the late payment of any real estate tax or assessment, provided Tenant pays the same to Landlord when due under the terms hereof. Upon any request by Landlord for payment of any taxes or installments of assessments, Landlord shall provide Tenant with a copy of the then current real estate tax bill for the Premises.

         B. Landlord shall, at its sole cost and expense (and without reimbursement as an Operating Cost), pay as and when due all special improvement or betterment assessments which were pending in existence or levied or which were due and payable on or prior to the Commencement Date, and for any assessments for on or off-site improvements which arise, in whole or in part, due to the development of the Premises. Notwithstanding the foregoing, Tenant shall be responsible to pay to Landlord, as part of Operating Costs, installments of assessments due solely to the paving, with curb and gutter, of Wilfred Lane North and the installation of sanitary sewers, water lines and storm sewers therein from the center of extended Commerce Boulevard to the north line of the Premises. The extension of Commerce Boulevard shall be the sole responsibility of Landlord, and the cost thereof shall neither be assessed to the Premises nor included in the Actual Construction Costs.

         C. Whether or not Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment for public betterments or improvements to be paid over a period of time, Landlord shall, nevertheless, be deemed to have taken such benefits so that the term "taxes and assessments" shall include only the current annual installment of any such assessments.

         D. Tenant shall have the right, at its own cost and expense and in its own name or in the name of Landlord, to seek to have reviewed, reduced, equalized, or abated any taxes or assessments payable by Tenant hereunder. Landlord shall join with Tenant and execute any and all documents, applications, petitions, instruments, or complaints necessary for any such protest, contest, review or other proceedings, desired or conducted by Tenant. During the period of any such proceedings, Tenant shall continue to pay such taxes and assessments or shall provide to Landlord such security as Landlord deems reasonably necessary to insure that such payment will be made all to the end that the interest of Landlord in the Premises shall in no way be injured or diminished by any such proceedings.

The following shall be excluded from Operating Costs:

         A.       Landlord's costs and obligations under Sections 7.A and 7.D;

         B. Costs directly or indirectly resulting from or relating to (including repairs, restoration, security measures, emergency or temporary services, inspection and, during the period of such repair or restoration, any increase in operating expenses resulting from) fire, windstorm or other casualty or damage or destruction from any other cause, whether or not insured or insurable;

         C. Costs of correcting defects in, or inadequacy of, the design or construction of the Building or the materials used in the construction of the Building or in the Building equipment or appurtenances thereto, except that, for the purposes of this paragraph, conditions resulting from ordinary wear and tear and use shall not be deemed defects;

         D. Financing and refinancing costs, interest or debt or amortization payments on any mortgage or mortgages and rental under any ground or underlying leases or lease, together with all costs incidental thereto;

         E. Costs of Landlord's general corporate overhead and general administrative expenses (including costs and expenses paid to third parties to collect rents, prepare tax returns and accounting reports and obtain financing);

         F. Costs resulting from the negligence or misconduct of Landlord or its employees, agents or contractors;

         G. Travel, entertainment and related expenses incurred by Landlord or its personnel.

         H. Special assessments levied or pending as of the date of this Lease except for those specifically permitted as Operating Costs as set forth above;

         I.       Reserves for anticipated future expenses;

         J. Any management and/or administrative fee which, in the aggregate (regardless of how characterized) exceeds 15% of Operating Costs, exclusive of insurance costs and real estate taxes and assessments.

         As soon as reasonably practicable prior to the Commencement Date and the commencement of each calendar year during the Term, Landlord shall, with input and direction from Tenant, determine an estimate of, and budget for, Operating Costs for the ensuing calendar year. All levels of service, operation and maintenance, to the extent controllable, shall be determined from time to time by Tenant in its reasonable discretion, but at all times consistent with similar Premises in the Minneapolis/St. Paul metropolitan area. The budget, as initially established for any year, shall be adjusted to reflect Tenant's determinations as to such levels. No expenditure in excess of any line item in the budget (or which will, with reasonably anticipated expenses, cause such excess) shall be made without Tenant's consent and an adjustment to the budget, except in case of emergency where Landlord may take reasonable necessary action without such prior authorization. Tenant shall pay, as additional rent hereunder together with each installment of Base Rent, one-twelfth (1/12th) of estimated Operating Costs less real estate taxes and installments of special assessments. Real estate taxes and installments of special assessments shall be due on or before the later of
(a) twenty (20) days after receipt of Landlord's invoice or (b) twenty (20) days prior to the last date such taxes and installments of special assessments are due without penalty. As soon as reasonably practicable after the end of each calendar year during the Term (but in no event more than ninety (90) days thereafter), Landlord shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, and within twenty
(20) days thereafter Tenant shall pay to Landlord, or Landlord shall credit to the next rent payments due Landlord from Tenant, as the case may be, any difference between the actual Operating Costs and the estimated Operating Costs paid by Tenant. Operating Costs for the years in which this Lease commences and terminates shall be prorated by multiplying the actual Operating Costs by a fraction the numerator of which is the number of days of that year of the Term and the denominator of which is 365.

For a period of one (1) year following Tenant's receipt of Landlord's statement of actual Operating Costs (provided that if Tenant commences an audit, as specified below, within such one (1) year period, such period shall be extended by the amount of time reasonably necessary for Tenant to complete such audit), Landlord shall keep available for Tenant's inspection and/or audit complete books and records relating to Operating Costs. During this period Tenant may copy, inspect and/or audit Landlord's Operating Costs books and records upon reasonable notice to Landlord. The audit must be performed during regular business hours in the offices where Landlord maintains its accounting records. An assignee may have the right to audit as provided herein, however, such right shall only apply to the assignee's term pursuant to the Lease. In the event a discrepancy of five percent (5%) or more is found in favor of Tenant, Landlord shall pay the cost of such audit. If the audit discloses an overcharge by Landlord, Landlord shall reimburse Tenant for such overcharge within twenty (20) days, unless Landlord reasonably and in good faith disputes the result of the audit.]

6. ADDITIONAL TAXES: Tenant shall pay as additional rent to Landlord, together with each installment of Base Rent, the amount of any gross receipts tax, sales tax or similar tax (but excluding therefrom any income, estate, inheritance, corporate or franchise tax), payable by Landlord.

7. OBLIGATIONS OF LANDLORD: Landlord agrees that Tenant shall quietly enjoy the Premises in accord with the provisions hereof, subject only to Section
17. Landlord shall:

         A. Keep the structure of the Building, and all structural components thereof, including without limitation, footings, foundations, columns, exterior walls, interior weight bearing walls, floor and ceiling slabs, and roof (and all elements of the roof, whether structural or non-structural), in good condition and repair, ordinary wear and tear excepted, and make all necessary or appropriate replacements thereto, all at Landlord's sole cost and without inclusion in Operating Costs; and

         B. Keep all Building systems, including HVAC, life safety, fire suppression sprinkler systems and utility lines and conduits in good condition and repair, ordinary wear and tear excepted, and make all necessary or appropriate replacements thereto. The cost thereof shall be deemed an Operating Cost.

         C. Provide mains and conduits to supply water, gas, electricity and sanitary sewer service to the Premises; and

         D. Consistent with the budget approved by Tenant, operate, maintain and manage the Premises, including grounds and parking areas in a manner reasonably satisfactory to Tenant. All such maintenance which is provided by Landlord shall be provided as reasonably necessary for the comfortable use and occupancy of the Premises, upon the condition that the Landlord shall not be liable for damages for failure to do so due to causes beyond its reasonable control; and

         E. Maintain in full force and effect during the term hereof, a policy of all-risk insurance, including Difference in Conditions, insuring the improvements for their full replacement value.

         It is understood that Landlord does not warrant that any of the services and utilities referred to above will be free from interruption from causes beyond the reasonable control of Landlord. Such interruption of service or utilities shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease, provided Landlord uses all reasonable efforts to restore such services and utilities as soon as possible.

         Tenant may, at its option, upon no less than ninety days written notice to Landlord, elect to perform obligations of Landlord contained in Section 7B, 7C, 7D and 7E. Upon such election, Tenant shall provide Landlord with verification of its performance in a form reasonably satisfactory to Landlord.

         In the event Landlord shall be in default of any of the terms and conditions of this Lease then, after Tenant has sent a written notice to Landlord of such default and Landlord and the holder of any mortgage against the Premises (but only if Tenant has been previously notified of the existence of such mortgage) has failed to cure such default within thirty
(30) days after Landlord's receipt of such written notice, Tenant shall have the right to cure such default; provided, however, that if the failure set forth in Tenant's written notice is such that it requires more than thirty
(30) days to correct, Tenant shall not be entitled to exercise the foregoing self-help right if Landlord (i) promptly and diligently commences curing the failure within thirty (30) days after the written notice is received by Landlord and (ii) diligently prosecutes to cure to completion such default. Notwithstanding the foregoing sentence, emergency repairs which are Landlord's responsibility pursuant to a specific provision of this Lease and which shall be necessary to prevent imminent injury or damage to persons or Tenant's property may be made by Tenant after Tenant has notified Landlord of the need for such emergency repair, if such notice is reasonably practical under the circumstances, in Tenant's reasonable opinion, and Landlord has failed to commence such repair within such period of time as is reasonable under the circumstances. If notice is not reasonably practical under the circumstances, Tenant may make such repairs without notice. Notwithstanding the foregoing provisions, despite such notices and the expiration of such cure periods, except as expressly provided in this Lease, no rent or other payments due from Tenant hereunder may be offset by Tenant, and Tenant shall have no right to perform any obligation of Landlord. In the event Tenant has exercised a self-help right pursuant to the foregoing provisions of this
Section 7, Landlord shall reimburse Tenant for its reasonable out-of-pocket expenditures within thirty (30) days of presentation of invoice in detail reasonably satisfactory to Landlord together with interest from the date that is twenty (20) days following presentation of invoice until the date such charges have been paid at an annual equal to the rate specified in Section 22 herein.

8.       COVENANTS OF TENANT: Tenant agrees that it shall:

         A. Give Landlord access to the Premises at all reasonable times, without charge or diminution of rent or interference with Tenant's business, to enable Landlord to examine the same and to make such repairs as Landlord may deem advisable, and during the nine (9) months prior to the expiration of the Term, to exhibit the Premises to prospective tenants and to place upon the Project or Premises any usual or ordinary "For Lease" signs.

         B. Upon the termination of this Lease in any manner whatsoever, remove Tenant's personal property and such of its equipment and trade fixtures as it desires and those of any other person claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Landlord or Tenant, reasonable use and wear thereof and repairs which are Landlord's obligation and damage by fire or other casualty excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of the same as it deems expedient. Tenant shall not be required to repair damage to the Premises caused by removal of such items provided that it uses reasonable means to remove the same.

         C. Except as permitted herein, not assign this Lease or sublet all or any part of the Premises voluntarily, involuntarily or by operation of law, without first obtaining Landlord's written consent thereto. Landlord shall, within ten (10) days of its receipt of Tenant's request, approve or reject the assignment or sublease and, if rejected, Landlord shall specify its reason(s) for withholding approval. Landlord's failure to respond within ten (10) days shall be deemed approval. Landlord's consent will not be withheld provided that (i) the proposed use of the assignee or sublessee is not inconsistent with the use specified in Section 4.1 herein;
                  (ii) such assignee (but not any sublessee) shall assume in writing the performance of the covenants and obligations of Tenant hereunder which arise after the effective date of the assignment; and (iii) a fully executed copy of any such assignment or sublease shall be delivered to Landlord within ten (10) days after the execution thereof , but the making of such assignment or sublease shall not be deemed to release Tenant from the payment and performance of any of its obligations under this Lease.

                  Notwithstanding anything in this Lease to the contrary, Tenant may, without consent of Landlord, at any time assign or otherwise transfer this Lease or any portion thereof to any parent, subsidiary or affiliate corporation or entity; or any corporation resulting from the consolidation or merger of Tenant into or with any other entity, or to any person, firm, entity or corporation acquiring a majority of Tenant's issued and outstanding capital stock or a substantial part of Tenant's physical assets, or at any time form a privately-held corporation or subsequently make a public offering of its stock. As used herein, the expression "affiliate corporation or entity" means a person or business entity, corporation or otherwise, that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Tenant. The word "control" means the right and power, direct or indirect, to direct or cause the direction of the management and policies of an ownership or voting securities, by contract or otherwise. Further, notwithstanding anything in this Lease to the contrary, the following shall not be deemed an assignment or violation of this Lease or give rise to any right of Landlord to terminate this Lease: (a) any public offering of stock of Tenant or Tenant's parent company, if any; or (b) the conversion of Tenant or Tenant's parent company, if any, from a publicly held corporation to a privately held corporation. In addition, any change in ownership of stock of Tenant shall not be considered an assignment of this Lease.

         D. Tenant may, at its sole expense, erect exterior signage and a decorative Building facade not in excess of that permitted by applicable code and regulation for the Premises.

         E. Not do any act which may make void or voidable any insurance on the Premises, or which may render an increased or extra premium payable for any insurance deemed necessary or advisable by Landlord, provided, however, that upon notice from Landlord, Tenant may elect to pay such additional cost.

         F. Tenant shall not make structural changes or alterations to the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Landlord agrees to cooperate with Tenant in obtaining licenses and permits to make such alterations from the applicable governmental authorities.

                  Tenant may, at its own cost and expense, without the prior approval of Landlord make non-structural changes to the Premises, including but not limited to, mechanical system, electrical system, HVAC, installation of fixtures and equipment, painting, papering or changing floor coverings in and to the interior of the Premises, provided that the structural integrity of the Building shall not be adversely affected or diminished.

                  All fixtures, equipment and property of any nature which may be installed or placed in or upon the Premises by Tenant shall remain the property of Tenant. Landlord waives any right or lien it may have in said fixtures, equipment and property. Tenant may assign, lien, encumber, mortgage or create a security interest in or upon its equipment, fixtures or other property in the Premises without the consent of Landlord. Upon the request of Tenant, Landlord agrees to provide Tenant, within ten (10) days of each such request, a written waiver in form reasonably satisfactory to Landlord and Tenant evidencing Landlord's waiver of any rights it has or may have in Tenant's fixtures, equipment and other property.

                  All alterations, additions or improvements (including carpeting or other floor covering which has been glued or otherwise affixed to the floor) which may be made by either of the parties hereto upon the Premises, shall be the property of Landlord, and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease. Notwithstanding the foregoing, office furniture, trade fixtures and equipment (even if bolted or fastened to the Building for stabilization purposes) shall be the property of Tenant and may be removed by Tenant and the termination of this Lease.

         G. Except for the initial construction which is the obligation of Landlord under Exhibits "C" and "D", and except for any other work performed by Landlord on the Premises including, without limitation, any expansion of the Building, keep the Premises free from any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant.

                  Tenant shall have the right to contest any such lien, in which event such lien shall not be considered a default under this Lease until the existence of the lien has been finally adjudicated and all appeal periods have expired. Tenant shall indemnify and hold harmless Landlord from and against any such lien, or claim or action thereon, reimburse Landlord promptly upon demand therefor by Landlord for costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such lien, claim or action, and, upon written request of Landlord if Landlord reasonably deems itself insecure with the prospect for payment by Tenant, provide Landlord with a bond, letter of credit, cash deposit or other reasonable security in an amount necessary to obtain a release of the Premises from such lien if the lien claimant ultimately prevails.

         H. Tenant shall, at its own expense, comply with the requirements, as to Tenant's particular use, of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction.

         I. Maintain in full force and effect during the term hereof, a policy of public liability insurance under which Landlord is named as additional insured. The minimum limits of liability of such insurance shall be $5,000,000.00 combined single limit as to bodily injury and property damage. Tenant agrees to deliver a certificate of insurance evidencing such coverage to Landlord. Such policy shall contain a provision requiring thirty (30) days written notice to Landlord before cancellation of the policy can be effected.

9. AMERICANS WITH DISABILITIES ACT: The parties agree that the liabilities and obligations of Landlord and Tenant under that certain federal statute commonly known as the Americans With Disabilities Act as well as the regulations and accessibility guidelines promulgated thereunder as each of the foregoing is supplemented or amended from time to time (collectively, the "ADA") shall be apportioned as follows:

         A. If the Premises as initially constructed as Landlord's responsibility does not conform to the requirements of the ADA in effect at the time of Substantial Completion thereof, then in any such case such nonconformity shall be promptly made to comply by Landlord at its sole expense.

         B. From and after the Commencement Date of the Lease, Tenant covenants and agrees to conduct its operations within the Premises in compliance with the ADA.

10.      INTENTIONALLY OMITTED.

11. CASUALTY LOSS: If the Building is damaged in part or whole from any cause and the Building can be substantially repaired and restored within the Repair Period (as defined below) from the date of the damage using standard working methods and procedures, Landlord shall at its expense promptly and diligently repair and restore the Building, including all leasehold improvements, to substantially the same condition as existed before the damage. This repair and restoration shall be made promptly and diligently, subject only to delays by causes beyond Landlord's reasonable control. As soon as reasonably possible and in any event within thirty (30) days after the damage, Landlord shall notify Tenant in writing of the number of days reasonably estimated by Landlord to complete repairs from the date of the damage. As used herein, the "REPAIR PERIOD" means a period of three hundred and sixty-five (365) days.

If the Building cannot be repaired and restored within the Repair Period, then either party may, within ten (10) days after the date Tenant receives Landlord's notice of the estimated repair completion period as provided above, cancel the Lease by giving notice to the other party. If Landlord does not commence repairs within 30 days after the damage or continue to prosecute such repair continuously with reasonable diligence, or if the Building is not repaired and restored within the Repair Period, then Tenant may cancel the Lease at any time thereafter and prior to completion of the repair. Tenant shall not be able to cancel this Lease if its willful misconduct caused the damage unless Landlord is not promptly and diligently repairing and restoring the Premises.

The Base Rent and Additional Rent shall abate to the extent fair and equitable and the abatement shall include any period that Tenant is unable to occupy or use the Building, or its occupancy or use is materially adversely affected by reason of any casualty or cause. The abatement shall consider the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred to the date Landlord completes the repairs and restoration, or until Tenant again uses the Premises or the part rendered unusable, whichever is first.

Notwithstanding anything else in Section 11, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property.

If the Lease is in the last twenty four (24) months of its Term when "material" damage to the Building occurs, either party may elect to terminate this Lease provided that Landlord's election to terminate shall be vitiated if Tenant gives notice within ten (10) days after receipt of notice of such cancellation from Landlord of its election to extend the Term of the Lease for the next available Extended Term, if any. Material is defined as costing more than 25% of the replacement cost of the Building. To cancel, Landlord must give notice to Tenant within ten (10) days after the Landlord knows of the damage and Tenant must give notice within ten (10) days of receipt of notice from Landlord as to whether or not the damage is material, which notice Landlord shall give to Tenant within thirty (30) days after the damage. The notice must specify the cancellation date, which shall be at least thirty (30) but not more than sixty (60) days after the date notice is given.

12. CONDEMNATION: If the entire Premises is taken by eminent domain or transferred under threat of such taking, this Lease shall automatically terminate as of the date of taking. If a portion of the Premises, or portion of the Building, or good and sufficient access thereto or a material portion of the parking, is taken by eminent domain and it is unfeasible, in Tenant's reasonable judgment, for Tenant to continue to operate its business in the portion of the Premises remaining, Tenant shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Landlord within ninety (90) days after the date of taking. If a material portion of the Building is taken by eminent domain (i.e. more than twenty-five percent (25%), Landlord shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Tenant within ninety (90) days after the date of taking. If neither Landlord nor Tenant elects to terminate this Lease, Landlord shall, at its expense, restore the Premises, including any improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the Premises or the Building , including the access thereto or the use thereof by Tenant is adversely affected, the rent shall equitably abate. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for the value and cost of its personal property and fixtures or for relocation benefits.

13.1 DELAY IN COMPLETION: If "Phase I" (as defined on Exhibit "C") of the Landlord's Work is not "Substantially Complete" (as defined on Exhibit "C") by August 23, 1999, the Landlord will be in default hereunder (a "PHASE I COMPLETION DEFAULT").

If "Phase II" (as defined on Exhibit C) of the Landlord's Work is not Substantially Complete by October 15, 1999, the Landlord will be in default hereunder (a "PHASE II COMPLETION DEFAULT").

If the entirety of the Landlord's Work (including the Mezzanine Mechanicals) is not Substantially Complete by March 1, 2000, the Landlord will be in default hereunder (a "SUBSTANTIAL COMPLETION DEFAULT").

If Phase I of the Landlord's Work is Substantially Complete by July 5, 1999 and if Phase II of the Landlord's Work is Substantially Complete by August 1, 1999 and if the entirety of the Landlord's Work (including the Mezzanine Mechanicals) is Substantially Complete by December 1, 1999, then Landlord will have earned a "SUCCESS FEE" in the amount of $100,000.00 which will be included in the calculation of Final Project Cost as set forth in Section 2.1 of Exhibit C to this Lease.

All dates in this Section 13.1 will be adjusted one (1) day for each day of "Excused Delay" (as set forth on Exhibit "C").

13.2 REMEDY FOR DELAYED COMPLETION. In the event of a Phase I Completion Default, Tenant may terminate this Lease by giving notice of such termination to Landlord at any time following August 23, 1999 and prior to 5:00 p.m. on August 30, 1999. In the event of a Phase II Completion Default, Tenant may terminate this Lease by giving notice of such termination to Landlord at any time following October 15, 1999 and prior to 5:00 p.m. on October 22, 1999. In the event of a Substantial Completion Default, Tenant may terminate this Lease by giving notice of such termination to Landlord at any time following March 1, 2000 and prior to 5:00 p.m. on March 8, 2000. In the event that Tenant gives any such termination notice, this Lease shall, upon receipt of that notice, be deemed terminated and of no further force and effect and neither party shall, following such termination, have further liability to the other by reason hereof or by reason of that certain Interim Agreement between the parties dated January 28, 1999, as amended other than as set forth in the immediately following sentence. Within five (5) days of Tenant's notice to terminate this Lease, Landlord will pay Tenant $400,000.00 (the "TERMINATION PAYMENT") to assist Tenant in paying the cost of removing Tenant's fixtures and equipment from the Premises and other costs associated with the failure to complete Landlord's Work. The parties agree that the actual damages which will be incurred by Tenant on account of a Phase I Completion Default, a Phase II Completion Default or a Substantial Completion Default will be significant and very difficult to calculate and have, therefor, agreed upon the Termination Payment as a liquidated sum to compensate Tenant for such damage. Such termination, if exercised by Tenant, and the Landlord's payment of the Termination Fee shall be Tenant's sole remedy for Landlord's failure to Substantially Complete the Landlord's Work (or any Phase thereof) as herein required.

If Phase I of the Landlord's Work is not Substantially Complete by July 5, 1999, or if Phase II of the Landlord's Work is not Substantially Complete by August 1, 1999 or if the entirety of the Landlord's Work (including the Mezzanine Mechanicals) is not been Substantially Complete by December 1, 1999, and provided that Tenant has not terminated this Lease as herein provided, Tenant may exercise the remedy provided for in Section 13.3 hereof. If Tenant does exercise the remedy provided for in Section 13.3, such exercise shall be Tenant's sole remedy for Landlord's failure to Substantially Complete the Landlord's Work, or any Phase thereof, as herein required.

13.3 SATISFACTION GUARANTY: Landlord has delivered a "SATISFACTION GUARANTY" to Tenant in the amount of Three Hundred Thousand and 00/100 ($300,000.00) Dollars. In the event Phase I is not Substantially Complete by July 5, 1999, or Phase II is not Substantially Complete by August 1, 1999 or Landlord's Work is not Substantially Complete by December 1, 1999, the amount of the Satisfaction Guaranty will be deemed to be $400,000.00. Landlord and Tenant agree that Tenant may make demand for payment under the Satisfaction Guaranty if, for any reason, Tenant is dissatisfied with Landlord's performance hereunder (including, without limitation, the circumstances addressed in the immediately preceding paragraph). If Tenant makes such demand for payment, the amount demanded by Tenant (the "RENT CREDIT AMOUNT") will be treated in the manner set forth in Section 2.5 of Exhibit C to this Lease. If Tenant is dissatisfied with Landlord's performance hereunder, the parties acknowledge Tenant's damages on account of that dissatisfaction will be difficult to measure. If, under those circumstances, the Tenant makes a demand for a Rent Credit Amount, the parties agree that the Rent Credit Amount demanded by Tenant (up to the maximum amount of $300,000.00) will be deemed a reasonable liquidated sum intended to compensate Tenant for such damages.

All dates in this Section 13.3 will be adjusted one (1) day for each day of Excused Delay (as set forth in Exhibit C).

14. LIABILITY AND INDEMNITY: Save for its negligence and willful acts and that of its agents, Landlord shall not be responsible or liable to Tenant for any loss or damage (i) that may be occasioned by or through the acts or omissions of persons occupying any part of the Building or any persons transacting any business in or about the Building or persons present in or about the Building for any other purpose or (ii) for any loss or damage resulting to Tenant or its property from burst, stopping or leaking water, sewer, sprinkler or steam pipes or plumbing fixtures or from any failure of or defect in any electric line, circuit or facility. Subject to
Section 15, Tenant shall defend, indemnify and save Landlord harmless from and against all liabilities, damages, claims, costs, charges, judgments and expenses, including, but not limited to, reasonable attorneys' fees, which may be imposed upon or incurred or paid by or asserted against Landlord, the Premises or any interest therein or in the Building by reason of or in connection with any negligent or tortious act on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, any accident, injury, death or damage to any person or property occurring in the Premises or any part thereof, or any default of Tenant of its obligations under this Lease provided, however, that nothing contained in this paragraph shall be deemed to require Tenant to indemnify Landlord with respect to any negligence or tortious act or omission committed by Landlord or its agents or any other tenant, occupant, licensee or invitee, or to any extent prohibited by law.

Subject to Section 15, Landlord shall defend, indemnify and save Tenant harmless from and against all liabilities, damages, claims, costs, charges, judgments and expenses, including, but not limited to, reasonable attorneys' fees, which may be imposed upon or incurred or paid by or asserted against Tenant, the Premises or any interest therein or in the Building by reason of or in connection with any negligent or tortious act on the part of Landlord or any of its agents, contractors, servants, employees, licensees or invitees, any accident, injury, death or damage to any person or property occurring in the Premises or any part thereof, or any default by Landlord of its obligations under this Lease, provided, however, that nothing contained in this paragraph shall be deemed to require Landlord to indemnify Tenant with respect to any negligence or tortious act or omission committed by Tenant or its agents or any other tenant, occupant, licensee or invitee, or to any extent prohibited by law.

15. MUTUAL RELEASE/WAIVER OF SUBROGATION: Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by any of the all risk casualties insurable under an all risk property insurance policy, even if such casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

16.1 HAZARDOUS SUBSTANCES: Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("HAZARDOUS MATERIALS LAWS") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, petroleum products, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "HAZARDOUS MATERIALS").

         Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises, including without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Premises. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. Tenant may utilize such Hazardous Materials as are used by Tenant in the ordinary course of its business so long as Tenant complies with the requirement hereof. Upon written notice from Landlord requesting the identity of such substances or materials, Tenant will provide Landlord with a list of same. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises and if the results of such testing confirm that Hazardous Materials are present on the Premises in violation of the provisions hereof and that Tenant has caused such release of Hazardous Materials at the Premises. In addition, Tenant shall certify on a reasonable basis from time to time at Landlord's request concerning Tenant's best knowledge and belief, without the necessity of inquiry, regarding the presence of Hazardous Materials brought by Tenant on to the Premises. Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any violation by Tenant.

16.2 To Landlord's knowledge as of the date hereof and as of the Commencement Date, Landlord is not aware of any Hazardous Materials which exist or are located on or in the Premises. Further, Landlord represents to Tenant that: (i) to the best of its knowledge, Landlord has not caused the generation, storage or release of Hazardous Materials upon the Premises; (ii) any Hazardous Materials located on the Premises during construction of the Improvements will, by the Commencement Date, be removed therefrom in compliance with Hazardous Materials Laws; and (iii) the Improvements will contain no asbestos or asbestos-containing materials. Landlord will indemnify Tenant from any violation by Landlord of its obligations under this Section 16.2.

17. DEFAULT: Tenant hereby agrees that in case Tenant shall default in making its payments hereunder or any of them or in performing any of the other agreements, terms and conditions of this Lease and such default continues for five days after written notice thereof as to the payment of Base Rent or Additional Rent (a "Monetary Default") or thirty (30) days (or such longer period as Tenant, acting diligently, may reasonably require) after written notice thereof as to all other defaults, then, in any such event, Landlord, in addition to all other rights and remedies available to Landlord by law or by other provisions hereof, may after five days written notice, with due process, re-enter immediately into the Premises and remove all persons and property therefrom, and, at Landlord's option, annul and cancel this Lease as to all future rights of Tenant and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid (other than the notices specified above). Tenant further agrees that in case of any such termination Tenant will indemnify the Landlord against all loss of rents and other actual pecuniary loss which Landlord incurs by reason of such termination, including, but not being limited to, reasonable costs of restoring and repairing the Premises as required by this Lease, costs of renting the Premises to another tenant, loss or diminution of rents and other damage which Landlord may incur by reason of such termination, and all reasonable attorney's fees and expenses incurred in enforcing any of the terms of the Lease. Neither acceptance of rent by Landlord, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

18. NOTICES: All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and sent by registered or certified mail, or sent by a nationally recognized overnight courier service addressed to Tenant at One Village Place, 6436 City West Parkway, Eden Prairie, Minnesota 55344, or, as to Monetary Default, by facsimile, with a copy to Jack A. Rosberg, Esq., Parsinen, Kaplan, Levy, Rosberg & Gotlieb, P.A., Suite 1100, 100 South Fifth Street, Minneapolis, Minnesota 55402. The giving of such notice or communication shall be deemed to be the third (3rd) day following the time when the same is deposited in the mail or the day following deposit with such overnight courier as herein provided or, as to notice by facsimile, upon receipt. Any notice by Tenant to Landlord must be served by registered or certified mail, or sent by a nationally recognized overnight courier service addressed to Landlord at the address where the last previous rental hereunder was payable, or in case of subsequent change upon notice given, to the latest address furnished, and the giving of such notice shall be deemed to occur in the same manner as notices from Landlord to Tenant as specified above. Either Landlord or Tenant may, upon ten (10) days prior written notice to the other as herein provided, change its address for notices under this Lease.

19. HOLDING OVER: Should Tenant continue to occupy the Premises after expiration or termination for any reason of the Term or any renewal or renewals thereof such tenancy shall be from month to month and in no event from year to year or for any longer term, and shall be on all the terms and conditions hereof applicable to a month to month tenancy except that Base Rent shall equal one hundred percent (100%) if in the Initial Term (and one hundred twenty-five percent (125%) if in an Extended Term) of the Base Rent payable at the time of such expiration or termination. In addition, Tenant shall continue to pay Operating Costs. Nothing in this Section 19, however, shall prevent Landlord from removing Tenant forthwith and seeking all remedies available to Landlord in law or equity.

20. SUBORDINATION: Subject to the non-disturbance provided for below, the rights of Tenant shall be and are subject and subordinate at all times to the lien of any first mortgage now or hereafter in force against the Premises, and Tenant shall, within twenty days (20) after request, execute such further instruments subordinating this Lease to the lien of any such mortgage as shall be requested by Landlord, which shall include agreement by Tenant to attorn to the holder of such mortgage, covenant of nondisturbance of Tenant's occupancy by such holder in the event that such holder, its successors or assigns, succeeds to the interest of Landlord and such holder consent to the application of insurance proceeds to restoration of casualty loss damage, subject to such reasonable conditions as such holder may impose. All such instruments shall be in form and substance satisfactory to Landlord and Tenant, both acting reasonably.

21. ESTOPPEL CERTIFICATE: Tenant and Landlord shall each at any time and from time to time, upon not less than ten (10) days prior written notice from the other, execute, acknowledge and deliver to the other and any other parties designated by the other, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modification), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, and
(c) that there are, to such party's actual knowledge, no uncured defaults on the part of the other hereunder (or specifying such defaults if any are claimed).

Any such statement may be furnished to and relied upon by any prospective purchaser or encumbrancer, assignee or sublessee of all or any portion of the Project.

22. SERVICE CHARGE: Tenant agrees to pay interest at the per annum rate equal to two percent (2%) plus the prime rate announced as such from time to time in the Wall Street Journal under the section "Money Rates" of any payment of monthly Base Rent or additional charge payable by Tenant hereunder which is not paid within five (5) days from the date due.

23. BINDING EFFECT: The word "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

24. TRANSFER OF LANDLORD'S INTEREST: In the event of any transfer or transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, provided that the transferee assumes this Lease and agrees to pay and perform the obligations of Landlord which accrue thereafter; provided, however, that Landlord may not transfer its interest in the Premises prior to the Commencement Date hereof and further provided, that following such transfer Landlord will not be relieved of any obligation it has to Tenant by reason of any events occurring prior to the date of such transfer.

25. LIMITATION OF LIABILITY: In the event that Landlord is ever adjudged by any court to be liable to Tenant in damages, Tenant specifically agrees to look solely to Landlord for the recovery of any judgment from Landlord, it being agreed that if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers, or shareholders, shall never be personally liable for any judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successor in interest, or to maintain any other action not involving the personal liability of Landlord (or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, requiring its directors, officers or shareholders to respond in monetary damages from assets other than Landlord's in the Building) or to maintain any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

26. ADDITIONAL RENT AMOUNTS: Any amounts in addition to Base Rent payable to Landlord by Tenant hereunder, including without limitation amounts payable pursuant to Sections 5, 14, 16.1 and EXHIBIT C, and hereof ("Additional Rent") shall be an obligation of Tenant hereunder and all such Additional Rent shall be due and payable on the date expressly set forth herein or, if no date has been specified, within twenty (20) days after receipt of written demand thereof, accompanied by reasonable substantiation in case of amounts which are not fixed under this Lease.

27. INCORPORATION OF EXHIBITS: The following exhibits to this Lease are hereby incorporated by reference for all purposes as fully set forth at length herein:


         Exhibit A-1       Legal Description and Permitted Exceptions
         Exhibit B         Site Plan
         Exhibit C         Additional Terms and Conditions
         Exhibit D         Outline Plans and Specifications
         Exhibit E         Construction Schedule
         Exhibit F         Phase I Completion
         Exhibit G         Project Cost Estimate
         Exhibit H         Memorandum of Lease Agreement

28. BROKERS: Landlord acknowledges and agrees that it is obligated to pay a brokerage fee of $440,000.00 to Mark Sims and United Properties, payable one-half upon Lease execution, one-fourth upon occupancy, and one-fourth upon the earlier of (1) the release of Tenant from its obligations for its existing facilities in Bloomington and Eden Prairie or (ii) December 31, 2000.

         Except as specifically provided for in this Section 28, Landlord and Tenant each represent and warrant to the other that no brokerage fee, commission or finders fee of any kind is due any party by reason of this transaction.

29. GENERAL: The submission of this Lease for examination does not constitute the reservation of or an option for the Premises, and this Lease becomes effective only upon execution and delivery hereof by Landlord and Tenant. This Lease does not create the relationship of principal and agent or of partnership, joint venture or any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of lessor and lessee. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The topical headings of the several paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto, their successors or assigns. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto.

         Tenant may exercise and continue to exercise all of its rights under this Lease upon the occurrence and during the continuance of any default under this Lease up to the point of termination of this Lease.

         Time is of the essence under this Lease.

30. SEVERABILITY: The invalidity of any provision, clause or phrase herein contained shall not serve to render the balance of this Lease ineffective or void and the same shall be construed as if such had not been herein set forth.

31.      LEASE ASSUMPTION: INTENTIONALLY DELETED

32.      AUTHORITY:

         A.       Landlord represents and warrants to Tenant that:

                  (i) Landlord has good title to the Premises free and clear of any encumbrances that materially affects Tenant's rights or obligations undethis Lease.

                  (ii) Landlord has full power, right and authority to execute and perform this Lease and all corporate action necessary so to do has been duly taken.

                  (iii) Provided Tenant is not in default hereunder, Tenant shall and may peaceably and quietly occupy the Premises during the Term of this Lease and any renewal or extension thereof.

         B.       Tenant represents and warrants to Landlord that:

                  (i) Tenant has full power, right and authority to execute and perform this Lease and all corporate action necessary so to do has been duly taken.

33. ANTENNA INSTALLATION: Subject to the provisions of this Section 33, Landlord grants Tenant the right to install, operate and maintain, at Tenant's expense and risk, and without rent or other charge therefor, a lawfully permitted antenna, satellite dish and associated equipment (the "Antenna Equipment") at a location on the Building to be determined by Tenant and reasonably acceptable to Landlord (the "Antenna Premises"):

                  a) Tenant shall submit to Landlord for its approval, plans and specifications for the proposed Antenna Equipment installation, such approval not to be unreasonably withheld, conditioned or delayed;

                  b) Tenant shall make all required conduit or cable connections between Tenant's equipment in the Premises and the Antenna Equipment, subject to approval of such connections by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed:

                  c) Tenant shall obtain necessary municipal, state and federal permits and authorizations required to install, maintain and operate the Antenna Equipment and pay any charges levied by government agencies which are the sole result of Tenant having the Antenna Equipment. Landlord agrees to fully cooperate with Tenant in obtaining all such permits and authorizations, at no cost or expense to Landlord;

                  d) Tenant agrees to maintain the Antenna Equipment and Antenna Premises in a good state of repair and to save Landlord harmless from any claims, liability or expenses resulting from the erection, maintenance, existence or removal of the Antenna Equipment, provided that such loss, costs or damages are not due, in whole or in part, to the negligence or willful misconduct of Landlord, its agents, employees or contractors;

                  e) At the conclusion of the Term, Tenant shall remove the Antenna Equipment and surrender and restore the Antenna Premises to Landlord in substantially as good condition as when entered, except for loss or damages resulting from casualty,

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

                  condemnation, act of God or ordinary wear and tear.

34. MEMORANDUM OF LEASE: If requested by either party. Landlord and Tenant shall enter into and record a Memorandum of Lease Agreement, in the form of Exhibit H.

IN WITNESS WHEREOF, the respective parties hereto have caused this Lease to be executed the day and year first above written.

LANDLORD:

RYAN COMPANIES US, INC.

BY:      /s/ Timothy McShane
   ---------------------------------

Its:     Vice President
    --------------------------------

TENANT:

D56, INC.

BY:      /s/ Robert Rose
   ---------------------------------

Its:     Vice President
    --------------------------------

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